Exhibit 99.1

Contact:

Frank Constantinople — Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Host Investor and Analyst Event on May 14, 2014

Stamford, CT. May 5, 2014 — Aircastle Limited (NYSE:AYR) (“Aircastle”) today announced that it will host an investor and analyst meeting on Wednesday, May 14, 2014 at 12:00 P.M. Eastern Time in New York City.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2013, Aircastle’s aircraft portfolio consisted of 162 aircraft on lease with 64 customers located in 37 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited